 UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934.

February 1, 2005	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

 THEGLOBE.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard ,Suite 1400 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant's telephone number, including area code)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2005, Al Detz resigned as the Company’s Chief Financial Officer, together with his related positions as the Company’s principal financial officer and principal accounting officer.  Mr. Detz, who cited personal reasons for his resignation, is anticipated to provide consulting services on a part-time project specific basis to the Company.  Edward Cespedes, the Company’s President, will assume the title and related duties of Chief Financial Officer and will also serve as the Company’s principal financial officer and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2005

theglobe.com, inc.

By:	/s/ EDWARD CESPEDES
Edward Cespedes, President